Q4 and FY 2025 Update

Overview Financial Summary Technology Capacity Distribution Photos Financial Statements Additional Information

HIGHLIGHTS		Q4 2025	2025
Profitability	Revenue (millions)	$ 43.8	$ 159.6
	Net Income (millions)	$ 4.3	$ 37.4
	Adjusted Net Income (millions)	$ 15.3	$ 56.9
	Adjusted EBITDA (millions)	$ 25.9	$ 95.0
Efficiency	Revenue per Employee (millions)	-	$2.7, up 15%
	Adjusted EBITDA per Employee (millions)	-	$1.6, up 14%
	Adjusted EBITDA Margin	59.2 %	59.5 %
Growth	Revenue Growth	38.9 %	33.7 %
	Net Income Growth [(1)]	(63)%	8.2 %
	Adjusted Net Income Growth	24.8 %	37.6 %
	Adjusted EBITDA Growth	34.3 %	31.8 %
Execution	Written Premium (millions)	$100.3, up 41%	$367.3, up 34%
	Premium in Force (period end, millions)	-	$370.2, up 33%
	Policies in Force (period end, thousands)	-	280.2, up 27%
	Rule of 40[(2)]	-	93

SUMMARY

2025 marked a pivotal year for Neptune as we completed our transition to a public company and demonstrated the durability and scalability of our AI-driven operating model.

Neptune was built from inception as a technology-first, API-enabled insurance platform. We believe our proprietary flood datasets, machine learning underwriting models, and fully digital transaction infrastructure position us to lead the continued digitization of catastrophe insurance. As artificial intelligence reshapes distribution and underwriting workflows across the industry, we expect Neptune to have a significant structural advantage.

Our performance in 2025 reflected the strength of our model. We delivered strong revenue growth while maintaining robust margins, reinforcing our anticipated ability to generate long-term shareholder value.

Execution across technology, capacity, and distribution drove record written premium, strong policy and premium retention, and meaningful operating leverage. Our underwriting performance continued to attract additional high-quality capacity partners, expanding and diversifying our panel while improving average commission economics.

Importantly, Neptune operates as an asset-light MGA and takes no balance sheet insurance risk. By combining proprietary data, disciplined underwriting, and scalable technology infrastructure, we believe we will continue to grow profitably while maintaining operational flexibility.

During periods of market disruption, including the federal government shutdown late in the year, Neptune remained fully operational and scalable. We believe this consistency further strengthened our relationships with agents, homeowners, and capacity providers.

As we enter 2026, we do so with:

- A growing and diversified capacity panel;
- A compounding proprietary data advantage;
- Flexible distribution infrastructure; and
- A proven, high-margin operating model

We believe these foundations create a durable competitive moat and position Neptune to lead in an increasingly AI-enabled insurance landscape.

[(1)] Q4 2025 results include $7.0 million of non-cash RSU expense, $4.1 million of non-cash expense from one-time accelerated employee stock option vesting upon IPO completion, and $0.5 million of IPO transaction costs. FY 2025 results include $7.0 million of non-cash RSU expense, $4.1 million of non-cash accelerated vesting expense, and $8.9 million of IPO transaction costs.

[(2)] Rule of 40 is calculated as the sum of year-over-year revenue growth and Adjusted EBITDA margin for the applicable period. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue. Adjusted EBITDA is a non-GAAP financial measure. See reconciliation to the most directly comparable GAAP measure elsewhere in this presentation.

NEPTUNE

KEY METRICS EVENTS IMPACTING 4TH QUARTER Revenue Total quarterly revenue increased 38.9% YoY to $43.8 million; revenue was impacted by the following items: + larger renewal portfolio + increase in primary flood sales due to 43-day government shutdown + increase in flood sales due to agent promotions during Q3 and Q4 - decrease in flood sales due to lack of hurricane activity - decrease in excess flood sales due to government shutdown Profitability Total quarterly adjusted EBITDA increased 34.3% YoY to $25.9 million at a 59.2% margin; AEBITDA was impacted by the following items: + operating leverage - increase in employee compensation and benefits associated with additional employees, including employees hired to aid in public company reporting - increase in commission expense as a percentage of written premium due to agent sales promotions in conjunction with government shutdown 4

FINANCIAL SUMMARY ($ in thousands) Q4-2024 Q1-2025 Q2-2025 Q3-2025 Q4-2025 YoY (Q4’25 vs Q4’24) Commission income $ 24,137 $ 22,707 $ 32,062 $ 33,916 $ 33,318 38.0 % Fee income 7,366 6,646 10,004 10,449 10,449 41.9 % Total revenues $ 31,503 $ 29,353 $ 42,066 $ 44,365 $ 43,767 38.9 % Agent commissions $ 9,146 $ 8,940 $ 12,736 $ 13,840 $ 13,549 48.1 % Employee compensation and benefits 971 1,321 1,424 1,662 1,055 8.7 % General and administrative 2,097 1,976 2,657 2,138 3,252 55.1 % Share-based compensation 79 84 104 111 11,121 NM IPO transaction costs — 531 2,943 4,966 473 NM Amortization expense 820 874 912 948 979 19.4 % Total operating expenses $ 13,113 $ 13,726 $ 20,776 $ 23,665 $ 30,429 132.1 % Net income $ 11,612 $ 9,939 $ 11,620 $ 11,511 $ 4,343 (62.6) % Adjusted net income $ 12,286 $ 11,044 $ 14,556 $ 15,996 $ 15,335 24.8 % Adjusted EBITDA $ 19,289 $ 17,116 $ 25,249 $ 26,725 $ 25,911 34.3% 5 NM = Not meaningful. “NM” indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

FINANCIAL SUMMARY ($ in thousands) 2023 2024 2025 YoY ('25 vs '24) Commission income $ 64,349 $ 90,098 $ 122,003 35.4 % Fee income 20,521 29,201 37,548 28.6 % Total revenues $ 84,870 $ 119,299 $ 159,551 33.7 % Agent commissions $ 26,014 $ 35,317 $ 49,065 38.9 % Employee compensation and benefits 4,106 4,456 5,462 22.6 % General and administrative 6,896 7,757 10,023 29.2 % Share-based compensation 41 296 11,420 NM IPO transaction costs — — 8,913 NM Amortization expense 2,182 3,027 3,713 22.7 % Total operating expenses $ 39,439 $ 50,853 $ 88,596 74.2 % Net income $ 17,886 $ 34,592 $ 37,413 8.2 % Adjusted net income 20,556 41,363 56,932 37.6 % Adjusted EBITDA $ 48,437 $ 72,099 $ 95,001 31.8% 6 NM = Not meaningful. “NM” indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

FINANCIAL SUMMARY M illi on s $38 $62 $85 $119 $160 Organic Revenue 2021 2022 2023 2024 2025 $0 $25 $50 $75 $100 $125 $150 $175 M illi on s $13 $18 $18 $35 $37 $19 $34 $48 $72 $95 Net Income Adjusted EBITDA 2021 2022 2023 2024 2025 $— $20 $40 $60 $80 $100 149 117 99 101 93 Rule of 40 2021 2022 2023 2024 2025 0 25 50 75 100 125 150 51 55 57 60 60 Adjusted EBITDA Margin % 98 62 42 41 34 YoY Organic Revenue Growth % 7

FINANCIAL SUMMARY 34 37 45 52 60 Average Number of Employees 2021 2022 2023 2024 2025 0 10 20 30 40 50 60 70 M illi on s $1.1 $1.7 $1.9 $2.3 $2.7 Revenue per Employee 2021 2022 2023 2024 2025 $— $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 M illi on s $0.6 $0.9 $1.1 $1.4 $1.6 Adjusted EBITDA per Employee 2021 2022 2023 2024 2025 $— $0.3 $0.5 $0.8 $1.0 $1.3 $1.5 $1.8 8

USE OF CASH In November, we refinanced our outstanding term loans into a $260 million revolving credit facility, with $240 million outstanding at year end 2025. The transition to a revolving credit facility removes mandatory repayments and provides greater flexibility in capital management. Operating cash flow for the twelve months ended December 31, 2025, was $49.8 million, compared to $49.9 million for the prior year. Operating cash flow was reduced as a result of $8.4 million in IPO related expenses that were reimbursed as contributed capital. 4.3 1.9 3.9 1.8 2.5 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 1 2 3 4 5 2021 2022 2023 2024 2025 Total Net Leverage Ratio 9

Operations

TECHNOLOGY Technology continued to drive efficiency and scalability across our business in 2025. During the year, we released more than 78 production versions of the Triton platform, including a full rewrite of our core pricing and risk selection algorithms. The Triton system scaled seamlessly throughout the year, processing approximately 6 million quotes and supporting 34.1% written premium growth to $367 million. Machine learning models deployed across underwriting, sales, and retention continued to deliver measurable performance improvements. In 2025, these models contributed to a 180-basis point increase in policy retention to 86.1% and a 100-basis point increase in revenue retention to 91.7%. Technology remains a core area of investment as we enter 2026 with continued focus on automation, model performance, and platform scalability. 162 203 256 468 546 Triton Versions 2021 2022 2023 2024 2025 0 100 200 300 400 500 600 84% 89% 90% 91% 92% Revenue Retention 2021 2022 2023 2024 2025 0% 20% 40% 60% 80% 100% M illi on s $89 $143 $202 $274 $367 Written Premium 2021 2022 2023 2024 2025 $— $100 $200 $300 $400 11

CAPACITY The number of capacity providers supporting the Neptune program increased 74% during 2025. As of year-end 2025, 40 capacity providers supported 8 programs across 9 products, providing more than $122 billion of coverage to approximately 280,200 property owners nationwide. Neptune does not take insurance risk, making value creation for our capacity partners a core tenet of our business. We believe technology, underwriting performance, and operational scale continue to support long-term alignment with our capacity panel. Average commission income as a percent of written premium increased by 35 basis points from year ended December 31, 2024, to year ended December 31, 2025, reflecting sustained value delivered to capacity providers over time. During the year, we added the Palomar capacity program and signed a new program with Somers Re in the fourth quarter, which went live in January 2026. Premium by Program 12 14 20 23 40 Capacity Providers 2021 2022 2023 2024 2025 0 10 20 30 40 50 4 6 6 6 8 Programs 2021 2022 2023 2024 2025 0 2 4 6 8 10 M illi on s $4 $— $—2021 2022 2023 2024 2025 $— $100 $200 $300 $400 12

DISTRIBUTION 2025 marked a record sales year, with both the third and fourth quarters setting new quarterly sales records. Growth was driven by continued strength in primary residential flood and the expansion of distribution partnerships. New business generated through the Palomar relationship further accelerated fourth-quarter sales. Policies associated with this program are expected to roll onto the Neptune book between October 1, 2025, and September 30, 2026. Market conditions during the fourth quarter contributed to higher agent engagement, driving growth in quotes and binds. We also launched a new individual user-based agent login system in the fourth quarter, replacing the prior agency-based login model. Within 30 days of launch, more than 30,000 agents created individual accounts, enabling more personalized engagement and future enhancements to the agent experience. M ill io ns $90 $145 $204 $278 $370 Premium in Force 2021 2022 2023 2024 2025 $— $100 $200 $300 $400 Th ou sa nd s 94 136 167 221 280 Policies in Force 2021 2022 2023 2024 2025 0 50 100 150 200 250 300 M ill io ns 9.0 14.9 20.8 26.7 32.7 Cumulative Triton Quotes 2021 2022 2023 2024 2025 0 5 10 15 20 25 30 35 13

Photos

NATIONWIDE PORTFOLIO 15

DIRECT-TO-CONSUMER FLOW 16

NEW YORK STOCK EXCHANGE 17

NEW YORK STOCK EXCHANGE 18

Financial Statements

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share data) (Unaudited)	Q4-2024	Q1-2025	Q2-2025	Q3-2025	Q4-2025	YoY (Q4 '25 vs Q4 '24)
Revenues:						
Commission income	$ 24,137	$ 22,707	$ 32,062	$ 33,916	$ 33,318	38.0 %
Fee income	7,366	6,646	10,004	10,449	10,449	41.9 %
Total commissions and fees	**$ 31,503**	**$ 29,353**	**$ 42,066**	**$ 44,365**	**$ 43,767**	**38.9 %**
Operating expenses:						
Agent commissions	$ 9,146	$ 8,940	$ 12,736	$ 13,840	$ 13,549	48.1 %
Employee compensation and benefits	971	1,321	1,424	1,662	1,055	8.7 %
General and administrative	2,097	1,976	2,657	2,138	3,252	55.1 %
Share-based compensation expense	79	84	104	111	11,121	NM
IPO transaction costs	—	531	2,943	4,966	473	NM
Amortization expense	820	874	912	948	979	19.4 %
Total operating expenses	**$ 13,113**	**$ 13,726**	**$ 20,776**	**$ 23,665**	**$ 30,429**	**132.1 %**
Income from operations	**$ 18,390**	**$ 15,627**	**$ 21,290**	**$ 20,700**	**$ 13,338**	**(27.5)%**
Other income (expense):						
Interest income	201	169	247	281	226	12.4 %
Interest expense	(3,117)	(2,401)	(5,868)	(5,518)	(4,456)	43.0 %
Income before income tax expense	**$ 15,474**	**$ 13,395**	**$ 15,669**	**$ 15,463**	**$ 9,108**	**(41.1)%**
Income tax expense	$ 3,862	$ 3,456	$ 4,049	$ 3,952	$ 4,765	23.4 %
Net income	**$ 11,612**	**$ 9,939**	**$ 11,620**	**$ 11,511**	**$ 4,343**	**(62.6)%**
Accretion adjustment to redeemable preferred stock	$ (3,408)	$ (3,381)	$ (3,467)	$ (3,555)	$ (34)	(99.0)%
Allocation to participating preferred stock	(2,540)	—	—	(2,463)	(14)	(99.4)%
Cash dividend paid on redeemable preferred stock	—	—	(54,170)	—	—	NM
Net income available to common stockholders	**$ 5,664**	**$ 6,558**	**$ (46,017)**	**$ 5,493**	**$ 4,295**	**(24.2)%**

NM = Not meaningful. "NM" indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

20

CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share data) (Unaudited) 2024 2025 Assets Current assets: Cash and cash equivalents $ 7,094 $ 8,036 Fiduciary cash 20,971 32,512 Fiduciary receivable 4,096 5,375 Commissions and fees receivable 2,612 4,080 Prepaid expenses and other current assets 452 1,309 Income tax receivable — 1,150 Total current assets $ 35,225 $ 52,462 Intangible assets, net $ 476 $ 466 Internally developed software, net 5,756 6,030 Goodwill 3,793 3,793 Deferred tax assets 2,803 802 Deferred financing asset 99 1,746 Total assets $ 48,152 $ 65,299 Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit Current liabilities: Accounts payable $ 7,165 $ 10,141 Commissions payable 2,528 3,788 Insurance company payables 13,257 18,946 Income tax payable 4,781 — Accrued expenses 475 977 Premium deposits 11,810 18,941 Current portion of debt 8,550 — Total current liabilities $ 48,566 $ 52,793 Debt, less current portion $ 125,101 $ — Revolving credit facility — 240,000 Total liabilities $ 173,667 $ 292,793 Redeemable, convertible preferred stock, $0.00001 par value, 5% cumulative dividend; 20,000,000 and 41,850,000 shares authorized; 0 and 41,850,000 shares issued and outstanding at December 31, 2025 and 2024, respectively (liquidation preference of $249,552 as of December 31, 2024) $ 240,473 $ — Stockholders’ deficit: Class A common stock, $0.00001 par value, 428,422,036 and 154,300,000 shares authorized; 94,718,530 and 93,350,000 shares issued and outstanding at December 31, 2025 and 2024, respectively 1,000 1,000 Class B common stock, $0.00001 par value, 51,577,964 and 0 shares authorized; 43,435,000 and 0 shares issued and outstanding at December 31, 2025, and 2024, respectively — — Accumulated deficit $ (366,326) $ (514,351) Additional paid-in capital 337 286,856 Total stockholders’ deficit $ (365,988) $ (227,494) Total liabilities, redeemable, convertible preferred stock, and stockholders’ deficit $ 48,152 $ 65,299 21

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Adjusted EBITDA Margin

Below is a reconciliation of Adjusted EBITDA to net income (the most directly comparable GAAP measure), as well as our Adjusted EBITDA margin to net income margin (the most directly comparable GAAP measure), for each of the three and twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31,			Twelve Months Ended December 31,		
($ in thousands)	2024	2025	Change %/PP	2024	2025	Change %/PP
Total revenues	**$ 31,503**	**$ 43,767**	**38.9 %**	**$ 119,299**	**$ 159,551**	**33.7 %**
Net income	$ 11,612	$ 4,343	(62.6)%	$ 34,592	$ 37,413	8.2 %
Interest expense (net of interest income)	$ 2,916	$ 4,230	45.1 %	$ 16,640	$ 17,320	4.1 %
Income tax expense	$ 3,862	$ 4,765	23.4 %	$ 11,788	$ 16,222	37.6 %
Loss on extinguishment of debt	$ —	$ —	NM	$ 5,426	$ —	(100.0)%
Amortization expense	$ 820	$ 979	19.4 %	$ 3,027	$ 3,713	22.7 %
Share-based compensation	$ 79	$ 11,121	13,977.2 %	$ 296	$ 11,420	NM
Corporate transaction related expenses	$ —	$ 473	NM	$ 100	$ 8,913	NM
One-time Expenses	$ —	$ —	NM	$ 230	$ —	(100.0)%
Adjusted EBITDA	**$ 19,289**	**$ 25,911**	**34.3 %**	**$ 72,099**	**$ 95,001**	**31.8 %**
Net income margin	36.9 %	9.9 %	(27.0)	29.0 %	23.4 %	(5.6)
Adjusted EBITDA margin	**61.2 %**	**59.2 %**	**(2.0)**	**60.4 %**	**59.5 %**	**(0.9)**

	Twelve Months Ended December 31,		
($ in thousands)	2024	2025	Change %
Average number of employees	51.8	60.0	15.8 %
Total revenues	$ 119,299	$ 159,551	33.7 %
Revenue per employee	$ 2,303	$ 2,659	15.5 %
Adjusted EBITDA	$ 72,099	$ 95,001	31.8 %
Adjusted EBITDA per employee	$ 1,392	$ 1,583	13.7 %

NM = Not meaningful. "NM" indicates that the period-to-period percent change is not meaningful, typically due to the magnitude of change or limited comparability between periods.

22

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Earnings (Basic and Diluted) Per Share

The table below presents a reconciliation of Adjusted Net Income to net income (the most directly comparable GAAP measure), as well as our Adjusted Earnings (basic and diluted) per share to basic earnings (loss) and diluted earnings (loss) per share of common stock (the most directly comparable GAAP measure), respectively, for each of the three and twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31,			Twelve Months Ended December 31,		
(In thousands, except share and per share data)	2024	2025	Change %	2024	2025	Change %
Net income	**$ 11,612**	**$ 4,343**	**(62.6)%**	**$ 34,592**	**$ 37,413**	**8.2 %**
Income tax	$ 3,862	$ 4,765	23.4 %	$ 11,788	$ 16,222	37.6 %
Loss on extinguishment of debt	$ —	$ —	NM	$ 5,426	$ —	(100.0)%
Amortization expense	$ 820	$ 979	19.4 %	$ 3,027	$ 3,713	22.7 %
Share-based compensation	$ 79	$ 11,121	13,977.2 %	$ 296	$ 11,420	NM
Corporate transaction related expenses	$ —	$ 473	NM	$ 100	$ 8,913	NM
One-time expenses [1]	$ —	$ —	NM	$ 230	$ —	(100.0)%
Adjusted Income before income tax expense	$ 16,373	$ 21,681	32.4 %	$ 55,459	$ 77,681	40.1 %
Adjusted income taxes [2]	$ (4,087)	$ (6,346)	55.3 %	$ (14,096)	$ (20,749)	47.2 %
Adjusted net income	**$ 12,286**	**$ 15,335**	**24.8 %**	**$ 41,363**	**$ 56,932**	**37.6 %**
Weighted average Common Stock outstanding - Basic	93,350,000	138,069,793	47.9 %	93,350,000	104,502,838	11.9 %
Plus: Impact of conversion of redeemable, convertible preferred stock [3]	41,850,000	454,891	(98.9)%	41,850,000	31,330,328	(25.1)%
Adjusted Weighted average Common Stock outstanding - Basic	**135,200,000**	**138,524,684**	**2.5 %**	**135,200,000**	**135,833,166**	**0.5 %**
Basic earnings (loss) per share	$ 0.06	$ 0.03	(50.0)%	$ 0.16	$ (0.26)	(262.5)%
Effect of conversion of redeemable, convertible preferred stock and net loss attributable to preferred stock holders [4]	$ 0.05	$ 0.04	(20.0)%	$ 0.18	$ 0.66	266.7 %
Other adjustments to earnings (loss) per share [5]	$ 0.01	$ 0.09	800.0 %	$ 0.07	$ 0.18	157.1 %
Adjusted income taxes per share	$ (0.03)	$ (0.05)	66.7 %	$ (0.10)	$ (0.15)	50.0 %
Adjusted basic earnings per share	**$ 0.09**	**$ 0.11**	**22.2 %**	**$ 0.31**	**$ 0.42**	35.5 %
Weighted average Common Stock outstanding - Diluted	93,350,000	147,676,485	58.2 %	93,350,000	104,502,838	11.9 %
Plus: Impact of dilutive RSUs and stock options [6]	—	—	NM	—	4,208,597	NM
Plus: Impact of conversion of redeemable, convertible preferred stock [2]	41,850,000	454,891	(98.9)%	41,850,000	31,330,328	(25.1)%
Adjusted weighted average Common Stock outstanding - Diluted	**135,200,000**	**148,131,376**	**9.6 %**	**135,200,000**	**140,041,763**	**3.6 %**
Diluted earnings (loss) per share	$ 0.06	$ 0.03	(50.0)%	$ 0.16	$ (0.26)	(262.5)%
Effect of conversion of redeemable, convertible preferred stock [4]	$ 0.05	$ 0.03	(40.0)%	$ 0.18	$ 0.65	261.1 %
Other adjustments to earnings (loss) per share [5]	$ 0.01	$ 0.08	700.0 %	$ 0.07	$ 0.17	142.9 %
Adjusted income taxes per share	$ (0.03)	$ (0.04)	33.3 %	$ (0.10)	$ (0.15)	50.0 %
Adjusted diluted earnings per share	**$ 0.09**	**$ 0.10**	**11.1 %**	**$ 0.31**	**$ 0.41**	**32.3 %**

(1)One-time expenses during the year ended December 31, 2024, were entirely related to the corporate rebrand that was completed in that period.
(2)This represents the tax impact using the applicable effective tax rate for each respective period presented, excluding items that are non-deductible/non-taxable or subject to a specific tax treatment.
(3)Assumes the conversion of all shares of Redeemable Convertible Preferred Stock into an equivalent number of shares of common stock.
(4)For comparability purposes, this calculation reflects net income that would be distributable to holders of common stock assuming all redeemable preferred shares had been converted and therefore no longer impacted the numerator. Accordingly, accretion adjustments and dividends or other allocations attributable to redeemable preferred stock have been added back to net income, as applicable for each period presented. These adjustments were divided by the weighted-average shares outstanding for each respective period to calculate adjusted earnings (basic and diluted) per share.
(5)Other adjustments to earnings (loss) represent loss on extinguishment of debt, amortization expense, share-based compensation, corporate transaction related expenses, and one-time expenses.
(6)Represents the impact of 3,531,938 stock options and 676,659 RSUs that were considered anti-dilutive in the GAAP diluted weighted-average common stock outstanding calculation but are included for purposes of Adjusted diluted earnings per share, for the year ended December 31, 2025.

SHARES OUTSTANDING

Shares Outstanding

The following table presents a summary of our outstanding equity interests as of December 31, 2025.

Common Shares	Date	Class A Common	Class B Common *(10x vote)*	Shares issued and outstanding (Total)
Beginning shares outstanding	10/2/2025	91,765,000	43,435,000	135,200,000
Add: Vesting of early exercised options at IPO	10/2/2025	2,835,000	—	
	10/2/2025	94,600,000	43,435,000	138,035,000
Add: Options exercised during 4Q2025	various	146,615		
Common Shares Outstanding as of 12/31/2025	**12/31/2025**	**94,746,615**	**43,435,000**	**138,181,615**
Options	**Date**	**Exercisable Options Class A**	**Exercisable Options Class B**	**Total**
Exercisable Options Post IPO	10/2/2025	2,765,000	6,160,000	8,925,000
Less: Exercised during 4Q2025	various	(146,615)	—	(146,615)
Exercisable Options as of 12/31/2025	**12/31/2025**	**2,618,385**	**6,160,000**	**8,778,385**
Restricted Stock Units	**Date**	**RSUs - Class A**	**RSUs - Class B**	**Total**
Restricted Stock Units granted as of IPO	10/2/2025	2,172,714	1,982,964	4,155,678
Add: RSUs granted during 4Q2025	12/22/2025	21,810	—	21,810
RSUs outstanding as of 12/31/2025	**12/31/2025**	**2,194,524**	**1,982,964**	**4,177,488**
Treasury Stock Method				
Common Shares outstanding				138,181,615
Exercisable Options - $5.80 Avg Strike Price				8,778,385
Less: Net Exercise Options - $29.31 Market Price on 12/31/2025				(1,735,636)
RSUs outstanding				4,177,488
Treasury Stock Method Shares Outstanding				**149,401,852**

Pro Forma 2026 Dilution From RSUs

Basic Shares	
Common Shares Outstanding as of 12/31/2025	138,181,615
Add: Vesting of RSUs granted during FY 2025	1,392,496
Less: Net settlement for tax withholding (36.0%)	(501,299)
Common Shares Outstanding as of 12/31/2026	**139,072,812**
Basic Shares Annual Dilutive impact of RSUs	**0.6 %**
Treasury Stock Method	
Common Shares outstanding	138,181,615
Exercisable Options - $5.80 Avg Strike Price	8,778,385
Less: Net Exercise Options - $29.31 Market Price on 12/31/2025	(1,735,636)
Granted Unvested RSUs (2/3 of total)	2,784,992
Add: Vesting of RSUs granted during FY 2025 (1/3 of total)	1,392,496
Less: Net settlement for tax withholding (36.0%)	(501,299)
Treasury Stock Method Shares Outstanding	**148,900,553**
TSM Dilutive impact of RSUs	**(0.3)%**

24

Additional Information

ADDITIONAL INFORMATION Webcast The Company will host a conference call and webcast to discuss its financial results at 5:00 PM ET on Wednesday, February 18th. The dial-in number for the conference call is (800) 715-9871 or (646) 307-1963 (international). Please dial the number 10 minutes prior to the scheduled start time. A live webcast of the conference call will also be available here as well as on Neptune's investor relations website at investors.neptuneflood.com. A replay of the webcast will be available shortly after the event at the same website. Effectiveness of Information The information included in this earnings presentation and the statements made during the earnings conference call, each of which is available on Neptune's investor relations website at investors.neptuneflood.com (collectively, the “Earnings Materials”), represent Neptune’s expectations and beliefs as of February 18, 2026. Although these Earnings Materials will remain available on Neptune’s website through the date of the earnings call for fiscal year 2026, their continued availability through such date does not mean that Neptune is reaffirming or confirming their continued validity. Neptune undertakes no obligation to update any forward-looking statements, whether as a result of new information or future events, or otherwise update the targets given in this earnings presentation, except as required by law. Non-GAAP Financial Measures and Key Performance Indicators To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Diluted Earnings per Share. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of non-GAAP measures to the most directly comparable GAAP measures. Adjusted EBITDA is a non-GAAP financial measure derived from net income (the most directly comparable GAAP measure) adjusted to exclude interest expense (net of interest income), income taxes, depreciation and amortization, and further adjusted for other non-cash or non-recurring items, including share-based compensation. By removing these expenses, we believe Adjusted EBITDA provides a clearer representation of operating performance. Adjusted EBITDA Margin is a non-GAAP financial measure derived from Adjusted EBITDA divided by revenue. We believe that Adjusted EBITDA margin is a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful and also because it provides a period-to-period comparison of our operating performance. Adjusted Net Income is a non-GAAP financial measure derived from net income (the most directly comparable GAAP measure), adjusted to exclude loss on extinguishment of debt, amortization expense, share-based compensation, corporate transaction related expenses, and other one-time expenses, and the related tax effect of those adjustments. By removing these expenses, we believe Adjusted Net Income provides a clearer representation of operating performance. Adjusted Diluted Earnings per Share is Adjusted Net Income divided by diluted weighted average shares outstanding, assuming the conversion of all outstanding shares of redeemable convertible preferred stock into an equivalent number of shares of common stock, which occurred upon the consummation of our IPO. Similarly, Adjusted basic earnings per share is Adjusted Net Income divided by basic weighted average shares outstanding, also assuming the conversion of all outstanding redeemable convertible preferred stock into an equivalent number of shares of common stock, which occurred upon the consummation of our IPO. By implementing the conversion of the redeemable convertible preferred stock, we believe Adjusted earnings (basic and diluted) per share provides a clearer representation of operating performance. The most directly comparable GAAP measures are diluted earnings per share and basic earnings per share, respectively. Additionally, we discuss certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. Written Premium is a key performance indicator defined as the total premium we placed with insurance programs during a reporting period, less “return premiums” refunded to policyholders due to cancellations, endorsement of policies, or otherwise. We believe Written Premium is an appropriate measure of operating performance because it is the primary driver of our commission revenue. Revenue per Employee is a key performance indicator defined as revenue for the trailing four quarters, determined in accordance with GAAP, divided by the average number of our employees for the trailing four quarters. We monitor this as a metric of scaling growth and believe it to be a leading indicator of sustained profitability and efficiency. Adjusted EBITDA per Employee is a key performance indicator defined as Adjusted EBITDA, a non-GAAP metric, for the trailing four quarters divided by the average number of our employees for the trailing four quarters. We monitor this as a metric of scaling growth and believe it to be a leading indicator of sustained profitability and efficiency. Policy Retention Rate is a key performance indicator defined as the percentage of our policyholders who receive renewal offers that accept the offered renewal term. We monitor the acceptance of renewal offers as an early indicator of price elasticity. Premium Retention Rate is a key performance indicator defined as the premium associated with those accepted renewal offers, as a percentage of the total premium from expiring policies for which renewal offers were made. We monitor the acceptance of renewal offers as an early indicator of price elasticity. Revenue Retention Rate is defined as the percentage of revenue recognized on policies in a given period that is recognized under the renewal terms of those same policies in the subsequent period. We monitor this metric as a comprehensive indicator of renewal performance and the long-term stability of our revenue base, as it reflects the combined effect of policy retention, premium changes, and policy fee income. 26

ADDITIONAL INFORMATION Safe Harbor Statement This earnings presentation and the earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this presentation, are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “outlook,” “predicts,” “potential,” or “continue,” the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, include, among others, projections of our future financial performance, our anticipated growth and business strategies, anticipated trends in our business, capital allocation plans, technology initiatives, and other future events or development. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance, or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, once filed, and the other documents that the Company files with the U.S. Securities and Exchange Commission, which are available free of charge on the SEC's website at: www.sec.gov and on Neptune’s investor relations website at investors.neptuneflood.com. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. 27